PTC Announces Q4 Results, Initiates FY’11 Targets and Q1 Guidance

Targets 20% to 25% license revenue growth in FY’11

NEEDHAM, Mass.— October 26, 2010 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its year end and fourth fiscal quarter ended September 30, 2010.

Highlights

•	Q4 Results: Revenue of $268 million and non-GAAP EPS of $0.32; GAAP EPS of ($0.11)
o	Non-GAAP operating margin of 17.8%; GAAP operating margin of 10.8%
o
Relative to Q4 guidance ($255 - $265 million in revenue with $0.30 to $0.32 non-GAAP EPS), currency fluctuations benefitted revenue by $3.7 million and impacted expenses by $2 million for a net benefit to non-GAAP EPS of $0.01

•	FY’10 Results: Revenue of $1,010 million and non-GAAP EPS of $1.00; GAAP EPS of $0.20
o	Non-GAAP operating margin of 15.6%; GAAP operating margin of 7.4%

•	Q1 Guidance: Revenue of $255 to $265 million and non-GAAP EPS of $0.22 to $0.26
o	GAAP EPS of $0.11 to $0.15
o	Assumes $1.37 USD / EURO

•	FY’11 Targets: Revenue of $1,110 to $1,130 million and non-GAAP EPS of $1.20 to $1.25
o	GAAP EPS of $0.75 to $0.80
o	License revenue growth target of 20% to 25% year-over-year growth
o	Non-GAAP operating margin of 17% to18%; GAAP operating margin of 11% to 12%

The Q4 non-GAAP results exclude $11.3 million of stock-based compensation expense, $7.6 million of acquisition- related intangible asset amortization, $9.0 million of other income resulting from resolution of a litigation matter, and $41.5 million of income tax adjustments.  The Q4 non-GAAP results include a tax rate of 20% and 120 million diluted shares outstanding.  The Q4 GAAP results include a tax rate of 135% and 115 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “Q4 was another solid quarter for PTC with total revenue up 9% year-over-year and license revenue up 26%.  Importantly, our services and maintenance revenues were up on a year-over-year basis for the first time since Q2’09.  Our PLM license revenue in Q4 was $44.3 million, up 27% year-over-year, continuing to highlight our leadership position in a large and growing segment of the enterprise software market.  Our CAD license revenue was $44.7 million, up 25% year-over-year, with growth in every region.”  On a constant currency basis total Q4 revenue was up 11% and license revenue was up 27% compared to the year ago period.

 “Our continued revenue momentum in the PLM market is further bolstered by an additional 3 strategically important ‘domino’ account wins during Q4 and another one completed early in Q1,” Heppelmann continued.  “Since 2009, we have won 19 domino accounts, all of which are large multinational companies who have chosen to standardize their PLM initiatives on our Windchill platform.  Dominoes represent the largest of many competitive displacement opportunities, and we believe they are a clear indicator of our momentum in the PLM market.  They also demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.  We are further engaged in more than 250 other opportunities world-wide with companies that are looking to replace their existing PLM solution to help improve their competitive position in their own markets.”

Heppelmann added, “Our pipeline for new business opportunities with new and existing customers remains strong.  During the quarter we recognized revenue from leading organizations such as Bombardier, Bosch, Deere & Company, NASA, Raytheon, Steelcase, the US Army, the US Navy, and Whirlpool.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, while we outperformed our revenue targets, our EPS result was in line with our original guidance due to higher incentive compensation expense.  As a result of our over performance, we elected to provide a profit sharing bonus to our employees, who have not received a merit increase in two years given the belt tightening we did as a result of the macro-economic environment.”
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“We ended the fourth quarter with $240 million of cash,” continued Glidden.  “During Q4 we repurchased $2 million worth of our stock.  Additionally, we resolved the litigation with GE Japan, which resulted in a GAAP benefit of $9 million to other income in Q4; this resolution will reduce our cash balance by approximately $48 million in Q1’11.  Our non-GAAP tax rate was lower than expected during the quarter as a result of lower than expected taxes in several foreign jurisdictions.  Additionally, we completed a business realignment initiative during the quarter, primarily in Europe, to simplify our corporate structure for tax efficient cash repatriation.  This realignment resulted in a significant non-cash GAAP tax rate increase in Q4.”

Outlook Commentary
 “Based on the market momentum we are seeing, the strength of our pipeline, our increased sales capacity, many important product initiatives, including the launches of Windchill 10 and Project Lightning, as well as the significant interest we are seeing in other products such as Arbortext, Relex and InSight, we continue to be excited about our long-term growth opportunity,” said Heppelmann.  “Given our 25% year-over-year non-GAAP EPS growth in FY’10 and our expected 20% to 25% year-over-year non-GAAP EPS growth in FY’11, we remain confident and committed to achieving our goal of a 20% non-GAAP EPS CAGR through 2014.”

“Looking to FY’11, we are targeting 10% to 12% revenue growth and 20% to 25% non-GAAP EPS growth,” said Glidden.  “We are expecting license revenue growth of approximately 20% to 25%, services revenue growth of approximately 10% and maintenance revenue growth of approximately 5%.  The currency assumption embedded in our guidance is $1.37 USD/EURO.  We are also establishing a target of having won 30 domino accounts by the end of FY’11, up from 19 currently.”

Glidden continued, “We are expecting non-GAAP operating margin of approximately 17% to 18%.  We intend to continue to invest prudently in our business to leverage our technology leadership position and capitalize on our long-term growth opportunity.”   For FY’11 the GAAP operating margin target is 11% to 12% and the GAAP EPS target is $0.75 to $0.80.

The FY’11 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 25% and 121 million diluted shares outstanding.  The FY’11 non-GAAP guidance excludes approximately $43.3 million of stock-based compensation expense, $28.2 million of acquisition-related intangible asset amortization and their related income tax effects.

“For Q1 we are initiating guidance of $255 to $265 million in revenue with non-GAAP EPS of $0.22 to $0.26,” Glidden added.  “We are expecting approximately flat to low single digit year-over-year growth in our license revenue in Q1, with our combined services and maintenance businesses essentially flat resulting in flat to low single-digit year-over-year growth in total revenue.”  The Q1 GAAP EPS target is $0.11 - $0.15.

The Q1 guidance assumes a non-GAAP tax rate of 25%, a GAAP tax rate of 25% and 121 million diluted shares outstanding.  The Q1 non-GAAP guidance excludes approximately $11.0 million of stock-based compensation expense, $7.3 million of acquisition-related intangible asset amortization expense and their related income tax effects.

Q4 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q4 Conference Call and Webcast

When:	Wednesday, October 27th, 2010 at 8:30 am (ET)

Dial-in:	1-888-455-2040 or 1-773-799-3949 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on
November 1, 2010 at 1-888-568-0424 or 402-530-7959.  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

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Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, gain on litigation resolution, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2011 and other future financial and growth expectations and anticipated tax rates are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that the launches of Windchill 10 and Project Lightning may not generate the revenue we expect, and the possibility that the launches of Windchill 10 and/or Project Lightning may be delayed.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Revenue:
License	$89,063	$70,688	$296,021	$212,710
Service	179,003	175,655	714,028	725,475
Total revenue	268,066	246,343	1,010,049	938,185

Costs and expenses:
Cost of license revenue (1)	7,047	7,758	31,047	29,962
Cost of service revenue (1)	70,100	65,592	276,648	279,797
Sales and marketing (1)	84,676	76,297	317,532	301,369
Research and development (1)	50,320	48,826	201,567	188,501
General and administrative (1)	23,242	22,295	92,875	80,670
Amortization of acquired intangible assets	3,736	4,110	15,605	15,620
In-process research & development	-	-	-	300
Restructuring charges	-	6,274	-	22,671
Total costs and expenses	239,121	231,152	935,274	918,890

Operating income	28,945	15,191	74,775	19,295
Gain on litigation resolution	9,039	-	9,039	-
Other expense, net	(229)	(312)	(1,678)	(2,124)
Income before income taxes	37,755	14,879	82,136	17,171
Provision for (benefit from) income taxes	50,970	(1,021)	57,768	(14,351)
Net income (loss)	$(13,215)	$15,900	$24,368	$31,522

Earnings (loss) per share:
Basic	$(0.11)	$0.14	$0.21	$0.27
Weighted average shares outstanding	115,134	115,288	115,639	114,950

Diluted	$(0.11)	$0.13	$0.20	$0.27
Weighted average shares outstanding	115,134	119,379	119,925	117,359

(1) The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Cost of license revenue	$3	$22	$24	$50
Cost of service revenue	2,115	2,562	9,122	8,163
Sales and marketing	3,367	4,205	13,432	12,797
Research and development	2,186	2,404	9,480	8,214
General and administrative	3,583	5,362	16,853	14,104
Total stock-based compensation	$11,254	$14,555	$48,911	$43,328

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

GAAP operating income	$28,945	$15,191	$74,775	$19,295
Stock-based compensation	11,254	14,555	48,911	43,328
Amortization of acquired intangible assets
included in cost of license revenue	3,882	5,082	18,367	19,674
Amortization of acquired intangible assets
included in cost of service revenue	-	-	-	8
Amortization of acquired intangible assets	3,736	4,110	15,605	15,620
In-process research & development	-	-	-	300
Restructuring charges	-	6,274	-	22,671
Non-GAAP operating income (2)	$47,817	$45,212	$157,658	$120,896

GAAP net income	$(13,215)	$15,900	$24,368	$31,522
Stock-based compensation	11,254	14,555	48,911	43,328
Amortization of acquired intangible assets
included in cost of license revenue	3,882	5,082	18,367	19,674
Amortization of acquired intangible assets
included in cost of service revenue	-	-	-	8
Amortization of acquired intangible assets	3,736	4,110	15,605	15,620
In-process research & development	-	-	-	300
Restructuring charges	-	6,274	-	22,671
Gain on litigation resolution (3)	(9,039)	-	(9,039)	-
Income tax adjustments (4)	41,548	(10,308)	21,341	(39,552)
Non-GAAP net income	$38,166	$35,613	$119,553	$93,571

GAAP diluted earnings per share	$(0.11)	$0.13	$0.20	$0.27
Stock-based compensation	0.09	0.12	0.41	0.37
Income tax adjusments	0.35	(0.09)	0.18	(0.34)
Gain on litigation resolution	(0.08)	-	(0.08)	-
All other items identified above	0.07	0.14	0.29	0.50
Non-GAAP diluted earnings per share	$0.32	$0.30	$1.00	$0.80

GAAP diluted weighted average shares outstanding	115,134	119,379	119,925	117,359
Dilutive effect of stock based compensation plans	4,562	-	-	-
Non-GAAP diluted weighted average shares outstanding	119,696	119,379	119,925	117,359

(2) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
GAAP operating margin	10.8%	6.2%	7.4%	2.1%
Stock-based compensation	4.2%	5.9%	4.8%	4.6%
Amortization of acquired intangibles	2.8%	3.7%	3.4%	3.8%
In-process research & development	0.0%	0.0%	0.0%	0.0%
Restructuring charges	0.0%	2.6%	0.0%	2.4%
Non-GAAP operating margin	17.8%	18.4%	15.6%	12.9%

(3)
Reflects resolution of litigation brought against us by GE Japan, which resulted in a GAAP benefit of $9.0 million to other income in the fourth quarter of 2010 to reduce our accruals related to this litgation to the resolution amount.  Payment related to this resolution will reduce our cash balance by approximately $48 million in the first quarter of 2011.

(4)
Reflects the tax effects of non-GAAP adjustments for the fourth quarter and full year of 2010 and 2009, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as,

(a)
the effect of a business realignment initiative during the fourth quarter of 2010, primarily in Europe, to simplify our corporate structure for tax efficient cash repatriation; this realignment resulted in a one-time non-cash GAAP tax charge of $43.4 million, and

	(b)	the effect of a $7.6 million one-time tax benefit recorded in the second quarter of 2009 due to the recognition of deferred tax assets in a foreign jurisdiction.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2010	2009

ASSETS

Cash and cash equivalents	$240,253	$235,122
Accounts receivable, net	169,281	166,591
Property and equipment, net	58,064	58,105
Goodwill and acquired intangibles, net	546,440	596,517
Other assets	293,026	293,877

Total assets	$1,307,064	$1,350,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$245,840	$234,270
Borrowings under revolving credit facility	-	57,880
Other liabilities	313,920	296,481
Stockholders' equity	747,304	761,581

Total liabilities and stockholders' equity	$1,307,064	$1,350,212

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$(13,215)	$15,900	$24,368	$31,522
Stock-based compensation	11,254	14,555	48,911	43,328
Depreciation and amortization	14,644	16,052	62,182	61,610
Accounts receivable	(11,759)	(12,108)	(531)	55,347
Accounts payable and accruals (5)	25,839	11,119	20,591	(18,867)
Deferred revenue	(31,124)	(17,703)	1,440	(20,403)
Income taxes	39,183	(13,949)	16,134	(67,320)
Excess tax benefits from stock-based awards	5	-	(221)	(13,094)
Other	(19,259)	(8,393)	(16,230)	(2,447)
Net cash provided by operating activities	15,568	5,473	156,644	69,676

Capital expenditures	(5,045)	(6,278)	(26,729)	(30,087)
Acquisitions of businesses, net of cash acquired	(634)	-	(2,721)	(32,790)
Payments on debt	-	-	(50,832)	(31,951)
Repurchases of common stock	(2,496)	(4,576)	(62,542)	(14,157)
Excess tax benefits from stock-based awards	(5)	-	221	13,094
Other investing and financing activities (6)	4,144	2,256	(7,582)	562
Foreign exchange impact on cash	9,702	6,902	(1,328)	3,834

Net change in cash and cash equivalents	21,234	3,777	5,131	(21,819)
Cash and cash equivalents, beginning of period	219,019	231,345	235,122	256,941
Cash and cash equivalents, end of period	$240,253	$235,122	$240,253	$235,122

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits
(6)
The three months ended September 30, 2010 and 2009 include $0.1 million and $0.0 million, respectively, for payments of withholding taxes in connection with the vesting of restricted stock units and restricted stock.  The year ended September 30, 2010 and 2009 include $20.3 million and $4.4 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.